UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 20, 2017

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard

London, EC4M 8AP

United Kingdom

(Address of Principal Executive Offices)

+44 2034293950

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2017, the Compensation Committee of the Board of Directors of TechnipFMC plc (the “Company”), approved an annual base salary of $1,200,000, effective June 1, 2017, and annual cash incentive bonus target of 135% for Douglas J. Pferdehirt, the Company’s Chief Executive Officer. The Compensation Committee also approved grants of options, restricted stock units (“RSUs”) and performance stock units (“PSUs”) under the TechnipFMC plc 2017 Incentive Award Plan to Mr. Pferdehirt. The grant date fair value of these grants will be approximately $8,700,000 consisting of 60% PSUs, 20% RSUs and 20% options. Options will have an exercise price equal to the closing price of the Company’s ordinary shares as reported by the NYSE on the date of grant. The options and RSUs will vest February 28, 2020. The PSUs are based on a performance period of January 1, 2017 through December 31, 2019 and will vest on February 28, 2020. The PSUs will be based on the achievement of performance goals relating to total shareholder return of the Company as measured against a peer group established by the Compensation Committee and return on invested capital. Upon vesting of the RSUs and PSUs, the Company will deliver ordinary shares of the Company equal to the number of RSUs and PSUs that vested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Dianne B. Ralston
Dated: June 20, 2017		Name:	Dianne B. Ralston
		Title:	Executive Vice President,
Chief Legal Officer and Secretary